SUBITEM 77E
LEGAL PROCEEDINGS

Since October 2003
Federated and related
entities collectively
Federated and various
Federated funds
Funds have been named
as defendants in several
class action lawsuits now
pending in the United States
 District
Court for the District
of Maryland The lawsuits
were purportedly filed on
behalf of people who
purchased owned
and/or redeemed shares
of Federatedsponsored
mutual funds during
specified periods beginning
November 1 1998
The suits are generally
similar in alleging that
Federated engaged in illegal
and improper trading practices
including
market timing and late
trading in concert with
certain institutional
traders which allegedly
caused financial injury to
the mutual fund shareholders
These lawsuits began to be
filed shortly after Federateds
first public announcement
that it had received requests
for information on shareholder
 trading activities in the Funds
 from the SEC the Office
of the New York State Attorney
 General NYAG and other
authorities In that regard
on November 28 2005
Federated announced that it
had reached final settlements
with the SEC and the NYAG
with respect to those matters
Specifically the SEC and
NYAG settled proceedings
against three Federated
subsidiaries involving
undisclosed
market timing arrangements
and late trading The SEC made
findings that Federated
Investment Management
Company FIMC an SECregistered
investment adviser to various
Funds and Federated Securities
 Corp an
SECregistered brokerdealer
and distributor for the Funds
violated provisions of the
Investment Advisers Act and
Investment Company Act by
 approving but not
disclosing three market
timing arrangements or
the associated
conflict of interest
between FIMC and the
funds involved in the
arrangements either to
other fund shareholders
or to
the funds board and
that Federated Shareholder
Services Company formerly
an
SECregistered transfer agent
failed to prevent a customer
and a Federated employee from
late trading in violation of
provisions of the Investment
Company Act The NYAG found that
such conduct violated provisions
of New York State law Federated
entered
into the settlements without
admitting or denying the regulators
findings As Federated previously
reported in 2004
it has already paid
approximately 80 million
to certain funds as
determined by an
independent consultant
As part
of these settlements
Federated agreed to
pay disgorgement and a
civil money penalty in
the aggregate amount of
 an
additional 72 million
and among other things
 agreed that it would
not serve as investment
 adviser to any
registered investment
company unless i at
least 75 of the funds
directors are independent
of Federated ii the
chairman of each such
fund is independent of
Federated iii no action
may be taken by the funds
board or any
committee thereof unless
approved by a majority of
 the independent trustees
of the fund or committee
respectively
and iv the fund appoints
a senior officer who
reports to the independent
trustees and is responsible for
monitoring compliance by
the fund with applicable
laws and fiduciary duties
and for managing the process
by which
management fees charged to
a
fund are approved The settlements
 are described in Federateds
announcement
which along with previous
press releases and related
communications on those
matters is available in
the About
Us section of Federateds
website at FederatedInvestorscom
Federated entities have also
been named as defendants in
several additional lawsuits
that are now pending in the
United States District Court
for the Western District of
Pennsylvania alleging among
other things excessive
advisory and Rule 12b1 fees
The Board of the Funds
retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in each
of the
lawsuits described in the
preceding two paragraphs
Federated and the Funds
and their respective counsel
 have
been defending this
litigation and none of the
Funds remains a defendant
in any of the lawsuits
though some could
potentially receive any
recoveries as nominal
defendants Additional
lawsuits based upon
similar allegations may
be filed in the future
The potential impact of
these lawsuits all of
which seek unquantified
damages attorneys
fees and expenses and
future potential similar
suits is uncertain Although
we do not believe that these
lawsuits will
have a material adverse
effect on the Funds there
can
 be no assurance that
these suits ongoing adverse
 publicity
and/or other developments
resulting from the regulatory
 investigations will not result
in increased Fund
redemptions reduced sales of
Fund shares or other adverse
consequences for the Funds